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                                                              Exhibit (a)(5)(iv)

                        MERCURY REAL ESTATE ADVISORS LLC
                              100 FIELD POINT ROAD
                          GREENWICH, CONNECTICUT 06830

May 2, 2005

VIA COURIER

Capital Properties, Inc.
100 Dexter Road
East Providence, Rhode Island 02914

Attention: Robert H. Eder, Chairman of the Board and Principal Executive Officer

      Re: Inspection of Books and Records of Capital Properties, Inc.

Dear Mr. Eder:

      Mercury Real Estate Advisors LLC and its affiliates ("Mercury") is the beneficial owner of shares (the "Shares") of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), of Capital Properties, Inc. (the "Company"), which Shares are held by Morgan Stanley & Co., Inc. (the "Custodian"). Attached hereto as Exhibit A is a true and correct copy of an account statement reflecting Mercury's beneficial ownership of the Shares.

      Pursuant to the Rhode Island statutory and common law, Mercury, as beneficial owner of the Shares, hereby demands the right (in person or by attorney or other agent), during the usual hours for business, to inspect the following records and documents of the Company and to make copies or extracts therefrom:

      (a) a complete record or list of the Company's shareholders, certified by its transfer agent(s) and/or registrar(s), showing the name, address, and telephone number of each shareholder and the number of shares of Class A Common Stock registered in the name of each such shareholder as of the most recent date available at the time of inspection;

      (b) a magnetic computer tape list or diskette list or other electronic file of the Company's shareholders showing the names and addresses of each shareholder and number of shares registered in the name of each such shareholder as of the most recent date available, together with such computer processing data as is necessary to make use of such magnetic computer tape or

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      diskette or electronic file, and a printout of such magnetic computer tape or diskette or electronic file for verification purposes;

      (c) all information and listings now or hereafter in the Company's possession or control, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees or from nominees of any central certificate depository system concerning the number and identity of. and the number of shares held by, the banks, brokers and other financial institutions holding the Class A Common Stock, including a breakdown (in alphabetical order, if available) of any holdings in the name of any depositary (e.g., Cede & Co.) or other nominee;

      (d) all omnibus proxies and related respondent bank listings issued pursuant to Rule 14b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which now or hereafter are in the Company's possession or control, or which reasonably can be obtained by the Company;

      (e) all information now or hereafter in the Company's possession or control, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies, voting trustees or nominees, acquired pursuant to Rule 14b-.1(b) and/or Rule 14b-2(b) of the Exchange Act, or otherwise, concerning the owners of the Company's stock whose shares are held of record by brokers, dealers, banks or their nominees, including, but not limited to, any list of non-objecting or consenting beneficial owners (commonly referred to as a "NOBO" or "COBO" list, respectively), in the format of a printout and magnetic tape, each in descending balance order; and

      (f) a complete magnetic tape record and list of shareholders of the Company who are participants in any Company employee stock ownership plan, employee stock purchase plan, dividend reinvestment plan or any similar plan in which voting of stock under the plan is controlled, directly or indirectly, individually or collectively, by such plan's participants showing (i) the name and address of each such shareholder, (ii) the number of shares of stock of the Company held by any such plan in the name of each such participant and (iii) the method by which the shareholder or its agents may communicate with each such participant.

      Pursuant to Mercury's right to inspect the aforementioned documents of the Company and to make copies and extracts therefrom, Mercury demands that the Company immediately furnish to Mercury or its authorized representatives any modifications or additions to, or deletions from, any of the information referred to in paragraphs (a) through (f) above, as such modifications, additions or deletions become available to the Company or its agents or representatives through the termination of Mercury's tender offer (the "Offer") pursuant to the Offer to Purchase dated May 2, 2005 and related Letter of Transmittal, including any extensions or subsequent offering periods.

      Mercury will bear the reasonable costs incurred by the Company including those of its transfer agent(s) and/or registrar(s) in connection with the production of the information demanded. The purpose of this demand is to enable Mercury to communicate with its fellow shareholders on matters relating to their mutual interests as shareholders, including, but not limited to, communications with respect to the Offer.

      Mercury hereby designates and authorizes D.F. King & Co., Inc. and Goodwin Procter LLP, their employees, and other persons designated by them or by Mercury, acting singly or in any combination, to
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conduct, as its agents, the inspection and copying of the materials and information requested herein.

      Please promptly acknowledge receipt of this demand letter by signing the enclosed copy of this letter and returning it in the enclosed, postage prepaid, self-addressed envelope. Please advise David R. Jarvis (telephone: 203-769-2990) of Mercury Real Estate Advisors LLC, 100 Field Point Road, Greenwich, Connecticut 06830; Richard H. Grubaugh (telephone: 212-493-6950) of D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005; and James A. Matarese (telephone: 617-570-1865) of Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109, when and where the items demanded above will be made available to Mercury and its designated agents.

                            [signature page follows)

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                                                Very truly yours,

                                                MERCURY REAL ESTATE ADVISORS LLC

                                                By: David R. Jarvis
                                                    Name: David R. Jarvis
                                                    Title: Managing Member

cc: David R. Jarvis
         Mercury Real Estate Advisors LLC
    Richard H. Grubaugh
        D.F. King & Co., Inc.
    James A. Matarese, Esq.
        Goodwin Procter LLP

State of Connecticut  :
                                        : SS. Greenwich
County of Fairfield   :

The undersigned hereby declared under penalty of perjury under the laws of the United States or any other state, that:

            1. he is the Managing Member of Mercury Real Estate Advisors LLC, that he is authorized on behalf of Mercury Real Estate Advisors LLC to execute this demand to inspect the stock ledger and to make the demands, designations, authorizations and representations contained herein and that the facts and statements contained herein are true and correct; and

            2. the demand contains a designation of D.F. King & Co., Inc. and Goodwin Procter LLP, and their respective partners, associates and employees and any other persons to be designated by them, acting together, singly or in combination as the undersigned's attorney or agent to conduct the inspection and copying of the materials and information requested herein and that the foregoing designation and this verification are the undersigned's lawful attorney authorizing the foregoing persons to act on behalf of the undersigned.

                                                MERCURY REAL ESTATE ADVISORS LLC

                                                By: David R. Jarvis
                                                    --------------------------
                                                    Name: David R. Jarvis
                                                    Title: Managing Member

SWORN TO AND SUBSCRIBED BEFORE ME

this 29 day of April 2005.

___________________________
       Notary Public

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                                                                2000 WCSTCHESTER
                                                                AVENUE PURCHASE,
                                                                        NY 10577

         EXHIBIT A

Morgan StanIey

         April 29, 2005

         David R. Jarvis
         Managing Member
         Mercury Real Estate Advisors L.L.C
         100 Field Point Road
         Greenwich, Connecticut 06830

         Dear Mr. Jarvis:

         As of April 28, 2005, the funds managed by Mercury Real Estate Advisors LLC had 40,800 shares of Capital Properties, Inc. held in custody with Morgan Stanley.

         Sincerely

         Vincent J. Lisanti
         Executive Director